Exhibit 99.1

                       Amendment to Letter Agreement

This agreement hereby amends the Letter Agreement dated June 25, 2000 (the "Letter Agreement") among Sheldahl, Inc. ("Sheldahl" or the "Company"), Morgenthaler Partners ("Morgenthaler") and International Flex Technologies, Inc. ("IFT").

	In exchange for the mutual covenants set forth below, the parties agree as follows:

	1.	The date in Section 4 of the Letter Agreement shall be modified to read August 21, 2000.

	2.	Notwithstanding Section 1 of the Letter Agreement, in the event
    Morgenthaler does not invest $2 million in Sheldahl by the end of the day on August 14, 2000, Sheldahl shall have the right to initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly any proposal or offer (a "Financing Proposal") to acquire securities from or make a loan or advance to the Company.

	3.	All other provisions of the Letter Agreement not modified herein shall remain in full force and effect.

	4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

	In witness whereof, the parties have executed this Amendment as of August 7, 2000.


SHELDAHL, INC.				                        		MORGENTHALER PARTNERS

By:    /s/ Edward L. Lundstrom    			       By:   /s/ John D. Lutsi
       Edward L. Lundstrom 				                   John D. Lutsi
       President and Chief Executive Officer     	President


INTERNATIONAL FLEX TECHNOLOGIES, INC.

By:    /s/ Donald R. Friedman
       Donald R. Friedman
       President and Chief Executive Officer